Exhibit 10

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

(Delaware corporation)

Indemnification Agreement (this “Agreement”), dated as of April __, 2006 between Ford Motor Company, a Delaware corporation (the “Company”), and __________ (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.

WHEREAS, the Certificate of Incorporation of the Company provides that the Company shall indemnify and advance expenses to all directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law, and the Company’s Certificate of Incorporation provides for limitation of liability for directors. In addition, Indemnitee may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee is concerned that the protection available under the Company’s charter and by-laws and insurance may not be adequate, and may not be willing to serve as an officer or director of the Company without greater certainty concerning such protection, and the Company desires Indemnitee to serve in such capacity and is willing to provide such greater certainty.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

(a)  As used in this Agreement:

“Corporate Status” means the status of a person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise.

“Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all costs and expenses (including fees and expenses of counsel) paid or incurred in connection with investigating, defending, being a witness in or otherwise participating in, or preparing to defend, be a witness in or participate in, a Proceeding (or any appeal therefrom). Expenses shall include expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

“Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding; provided that Liabilities shall not include any Expenses.

“person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Proceeding” includes any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism), whether civil, criminal, administrative or investigative in nature (including any appeal therefrom) and whether instituted by or on behalf of the Company or any other party, in any such case, in which Indemnitee was, is or may be involved as a party or otherwise by reason of any Corporate Status of Indemnitee or by reason of any action taken (or failure to act) by him or on his part while serving in any Corporate Status (in each case, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement), or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding; provided that Proceeding shall not include an action, suit or other proceeding contemplated by Section 7.06(b).

(b)  For the purposes of this Agreement:

References to the “Company” shall include, in addition to the surviving or resulting corporation in any merger or consolidation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another Enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the surviving or resulting corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

References to “director, officer, employee or agent” shall include a trustee, general partner, managing member, fiduciary or board of directors’ committee member.

References to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any other Enterprise which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company”.

ARTICLE 2
SERVICES BY INDEMNITEE

Section 2.01. Services by Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is removed.

ARTICLE 3
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 3.01. Indemnification. (a) The Company hereby agrees to and shall indemnify Indemnitee and hold him harmless, to the fullest extent permitted by applicable law, from and against any and all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf.

(b)  To the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in respect of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to each such successfully resolved claim, issue or matter. For purposes of this Section 3.01(b) and without limitation, the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter.

(c)  To the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 3.02. Advancement of Expenses. (a) The Company shall advance any Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with a Proceeding within 20 days after receipt by the Company of a written request for advancement of expenses, which request may be delivered to the Company at such time and from time to time as Indemnitee deems appropriate in his sole discretion. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement or otherwise. Any such advances shall be made on an unsecured basis and be interest free.

(b)  Indemnitee agrees that Indemnitee shall reimburse the Company for all amounts advanced by the Company pursuant to Section 3.02 if and only to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Notwithstanding the foregoing, if Indemnitee seeks a judicial adjudication or an arbitration pursuant to Section 5.01(a), Indemnitee shall not be required to reimburse the Company pursuant to this Section 3.02(b) until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made.

Section 3.03. Exclusions. Notwithstanding any provision of this Agreement to the contrary (including Section 3.01 and Section 3.02), the Company shall not be obligated under this Agreement to indemnify (or advance expenses) in connection with:

(a)  any claim made against Indemnitee (i) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company pursuant to Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (ii) for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act; or

(b)  except for an action, suit or other proceeding contemplated by Section 7.06(b) and except following a Change in Control (as defined below), any action, suit or other proceeding (or part thereof) initiated by Indemnitee (including any such action, suit or other proceeding (or part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees), unless (i) the Board authorized the action, suit or other proceeding (or part thereof) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 3.04. Defense Of Claims. The Company will be entitled to participate in any Proceeding at its own expense.  The Company shall not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Indemnitee shall not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

ARTICLE 4
PROCEDURES FOR DETERMINING ENTITLEMENT TO INDEMNIFICATION

Section 4.01. Request for Indemnification.  (a) Indemnitee shall notify the Company in writing as soon as reasonably practicable (i) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or (ii) if the Company has not been previously notified, after receipt of written notice of any other matter with respect to which Indemnitee intends to seek indemnification or advancement of expenses under Section 3.01 or Section 3.02. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee (i) under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company or (ii) otherwise than under this Agreement.

(b)  Indemnitee may thereafter deliver to the Company a written request for indemnification pursuant to this Agreement at such time and from time to time as Indemnitee deems appropriate in his sole discretion, which request shall also be deemed a request for advancement of expenses under Section 3.02.

Section 4.02. Determination of Entitlement.  (a) Except as otherwise provided pursuant to Section 3.01(b) and Section 3.01(c), a determination shall be made with respect to Indemnitee’s entitlement thereto in the specific case (i) by a majority vote of the Disinterested Directors or of a committee of Disinterested

Directors designated by a majority vote of the Disinterested Directors (in either case, even though less than a quorum of the Board) or (ii) if there are no Disinterested Director or the Disinterested Directors so direct, by Independent Counsel. If a Change in Control shall have occurred, such determination shall, if so requested by Indemnitee in his or her discretion, be made by Independent Counsel. Any determination made by Independent Counsel pursuant to this Section 4.02(a) shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate with the person or persons making such determination including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

As used in this Agreement, the following terms shall have the following meanings:

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.

“Change in Control” shall be deemed to have occurred in any one of the following circumstances occurring after the date hereof:

(i)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) shall have become, without prior approval of the Company’s Board, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 15% or more of the total voting power of the Company’s then outstanding voting securities;

(ii)  the individuals who on the date hereof constitute the Board (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved) cease for any reason to constitute at least a majority of the members of the Board; or

(iii)  the stockholders of the Company shall have approved a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 51% of the total voting power of the voting securities of the surviving or resulting entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving or resulting entity;

(iv)  the stockholders of the Company shall have approved a plan of complete liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company;

(v)  there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (provided that acting as an Independent Counsel under this Agreement or in a similar capacity with respect to any other indemnification arrangements between the Company and its present or former directors shall not be deemed a representation of the Company or Indemnitee) or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(b)  If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 4.02(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board (and shall be reasonably acceptable to Indemnitee), and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee and be reasonably acceptable to the Company (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If, within 20 days after receipt by the Company of a request for indemnification pursuant to Section 4.01(b), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 5.01, an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section and to indemnify such person against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Upon the due commencement of any judicial proceeding pursuant to Section 5.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)  The determination with respect to Indemnitee’s entitlement to indemnification shall, to the extent practicable, be made pursuant to the foregoing provisions of this Section 4.02 not later than 30 calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). The body or person making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two business days thereafter.

(d)  If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 days after such determination.

Section 4.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall be entitled to a presumption that he is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4.01(b), and the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption.

(b)  The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a determination has been made that imdemnification is not permitted pursuant to this Agreement.

(c)  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or other Enterprise, as applicable, including financial statements, or on information supplied to Indemnitee by the officers of such entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant, appraiser or other expert selected with reasonable care by such entity. The provisions of this Section 4.03(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.

(d)  The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company or other Enterprise, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(e)  If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after receipt by the Company of the request therefor or disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 4.01(b) and Section 4.02(a) or an omission of a material fact necessary in order to make the information provided not misleading; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto.

ARTICLE 5
RIGHTS TO ADJUDICATION OF ADVERSE DETERMINATION, ETC.

Section 5.01. Adjudication or Arbitration. (a) Indemnitee shall be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option,

through an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association) of any determination pursuant to Section 4.02 that Indemnitee is not entitled to indemnification under this Agreement. Any such adjudication shall be conducted in all respects as a de novo trial or arbitration on the merits, and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of expenses, be a defense or otherwise adversely affect Indemnitee. In any such judicial proceeding or arbitration, the provisions of Section 4.03 (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.

(b)  Indemnitee shall also be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration as described above) of any other disputes under this Agreement.

(c)  If a determination shall have been made pursuant to Section 4.02 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 5.01, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 4.01(b) and Section 4.02(a) or an omission of a material fact necessary in order to make the information provided not misleading.

(d)  In connection with any judicial proceeding or arbitration commenced pursuant to this Section 5.01, the Company shall not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

ARTICLE 6
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Section 6.01. D&O Liability Insurance. (a) To the extent the Company obtains any insurance policies providing liability insurance (“Liability Insurance”) for directors of the Company in their capacities as directors or in any other capacities where they are acting for or on behalf of the Company, in respect of acts or omissions occurring while serving in any such capacity, Indemnitee shall be covered by such insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage provided under such policies for any other director.

(b)  To the extent the Company has any such liability insurance policies, the Company shall, promptly after receiving notice of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under such policies in accordance with the procedures set forth in the respective policies and shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(c)  Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the Liability Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.

ARTICLE 7
MISCELLANEOUS

Section 7.01. Nonexclusivity of Rights. The rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s certificate of incorporation or bylaws, any other agreement, any vote of stockholders or resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall be entitled under this Agreement to the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 7.02. Subrogation, etc.  (a) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(b)  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy or otherwise.

(c)  The Company’s obligation to indemnify or advance expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.

Section 7.03. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on his behalf, whether for Liabilities and/or Expenses in connection with a Proceeding or other expenses relating to an indemnifiable event or transaction under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or other proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such action, suit or other proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 7.04. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.05. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.06. Expenses. (a) The Company shall pay all costs and expenses (including fees and expenses of counsel) incurred by the Company and Indemnitee in connection with the preparation of this Agreement.

(b)  The Company shall indemnify and hold Indemnitee harmless from any and all costs and expenses (including fees and expenses of counsel) actually and reasonably incurred by Indemnitee or on his behalf in seeking (whether through a judicial proceeding or arbitration (including any appeal resulting therefrom) or otherwise) to enforce any rights against the Company for indemnification or advancement of expenses (whether under this Agreement or otherwise) or to recover under any liability insurance policy maintained by any person for the benefit of Indemnitee in connection with the performance of his duties for or on behalf of the Company, in each case, whether or not Indemnitee is successful (in whole or in part) with respect to his claims. The Company shall pay (or reimburse Indemnitee for the payment of) any such costs or expenses within 20 days after receipt by the Company of a written request for the payment of such amounts, which request may be delivered to the Company at such time or from time to time as Indemnitee deems appropriate in his sole discretion (whether prior to or after final disposition of any such matter). Indemnitee shall have no obligation to reimburse any amounts paid by the Company pursuant to this Section 7.06(b).

Section 7.07. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein and supersedes all prior oral or written understandings or agreements with respect to the matters covered herein. This Section 7.07 shall not be construed to limit any other rights Indemnitee may have under the Company’s certificate of incorporation or bylaws, applicable law or otherwise.

Section 7.08. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 7.09. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand or by courier and receipted for by the party to whom said notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (c) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party are as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 7.10. Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, heirs, executors, administrators or other successors. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all or a substantial part of the business or assets of the Company, by written agreement in the form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)  The indemnification and advancement of expenses provided by this Agreement shall continue as to a person who has ceased to be a director, officer, employee or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators or other successors of the estate of such person.

Section 7.11. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 7.12. Consent To Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 5.01, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action, suit or other proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Chancery Court and any court to which an appeal may be taken in such action, suit or other proceeding (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, suit or other proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action, suit or other proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action, suit or other proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 7.13. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 7.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 7.15. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

Ford Motor Company
By:
Name:
Title:
Address: One American Road Facsimile: 313-248-8713 Attention: Secretary With a copy to: Address: One American Road Facsimile: 313-248-7450 Attention: General Counsel

[INDEMNITEE]

Address: Facsimile: With a copy to: Address: Facsimile: Attention: